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             [Powell, Goldstein, Frazer and Murphy LLP Letterhead]



                                 May 27, 1998


SkyTel Communications, Inc.
200 South Lamar Street
Mtel Centre, South Building
Jackson, Mississippi 39201

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as counsel for SkyTel Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 555,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, to be offered and sold by the Company pursuant to the Company's 1998 Outside Directors' Stock Option Plan and certain individual Stock Option Agreements of varying dates for certain non-plan options (collectively, the "Employee Benefit Plans").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Employee Benefit Plans as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor and in accordance with the Employee Benefit Plans, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Powell, Goldstein, Frazer & Murphy LLP
                                    ------------------------------------------
                                    Powell, Goldstein, Frazer & Murphy LLP